Exhibit 99.1

                                             Contact: Peter W. Keegan
                                                      Senior Vice President
                                                      (212) 521-2950

                                                      Joshua E. Kahn
                                                      Investor Relations
                                                      (212) 521-2788

                                                      Candace Leeds
                                                      V. P. of Public Affairs
                                                      (212) 521-2416

FOR IMMEDIATE RELEASE
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         LOEWS CORPORATION TO OFFER $300 MILLION OF NEW SENIOR NOTES AND
         ---------------------------------------------------------------
                  REDEEM $300 MILLION OF OUTSTANDING NOTES
                  ----------------------------------------

  NEW YORK, March 8, 2004 - Loews Corporation (NYSE: LTR) announced today that it intends, subject to market and other conditions, to offer $300 million principal amount of new twelve-year senior notes in a public offering underwritten by Citigroup Global Markets Inc. and Lehman Brothers Inc. The Company intends to use the net proceeds of this offering, together with additional cash on hand, to redeem all of its outstanding $300 million principal amount of 7-5/8% Senior Notes due 2023, including payment of an early redemption premium of 3.8125 percent of the principal amount redeemed.

  This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. A written prospectus may be obtained, when available, from sales representatives of Citigroup Global Markets Inc., Fixed Income Capital Markets at 390 Greenwich Street, 4th Floor, New York, New York 10013, telephone number 212.723.6104 and Lehman Brothers Inc., Fixed Income Syndicate Desk at 745 Seventh Avenue, 3rd Floor, New York, New York 10019, telephone number 212.526.9664.

  This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws relating to expectations, plans or prospects for the Company, including those relating to whether or not the Company will offer the notes or consummate the offering, the anticipated terms of the notes and the offering and the anticipated use of proceeds of the offering. These statements are based upon the current expectations and beliefs of the Company's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company's control and the risk factors and other cautionary statements discussed in the Company's Form 10-K/A for the year ended December 31, 2003 and other filings with the U.S. Securities and Exchange Commission.

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